UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 27, 2025

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 West McEwen Drive Suite 500 Franklin, Tennessee	37067
(Address of Principal Executive Office)	(Zip Code)

(629) 252-7040

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 27, 2025, Kaiser Aluminum Corporation (the “Company”) issued a press release announcing its intention to offer $500.0 million in aggregate principal amount of senior notes due 2034 (the “New Notes”), in a private transaction that is exempt from the registration requirements of the Securities Act of 1933. The consummation of the offering of New Notes is subject to market conditions and there can be no assurance that the offering of New Notes will be consummated.

The Company intends to use the net proceeds from the offering, together with borrowings under the revolving credit facility and/or cash on hand, to redeem all outstanding amounts of the Company’s 4.625% senior notes due 2028 (the “2028 Notes”). A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The information contained in this report does not constitute an offer to sell, or a solicitation of an offer to purchase, any New Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful, nor does it constitute a notice of redemption with respect to the 2028 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press release dated October 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) the effectiveness of management’s strategies and decisions, including strategic investments, capital spending strategies, cost reduction initiatives, sourcing strategies, process and countermeasures implemented to address operational and supply chain challenges, and the execution of those strategies; (b) the execution and timing of strategic investments; (c) general economic and business conditions, including the impact of geopolitical factors and governmental and other actions taken in response, tariffs, cyclicality, reshoring, labor challenges, supply interruptions, scrap availability and pricing, customer operation disruptions, customer inventory imbalances and supply chain issues and other conditions that impact demand drivers in the aerospace/high strength, packaging, general engineering, automotive extrusions and other end markets the Company serves; (d) the Company’s ability to participate in mature and anticipated new automotive programs expected to launch in the future and successfully launch new automotive programs; (e) changes or shifts in defense spending due to competing national priorities; (f) pricing, market conditions and the Company’s ability to effectively execute its commercial and labor strategies, pass through cost increases, including the institution of surcharges, and flex costs in response to inflation, volatile commodity costs and changing economic conditions; (g) developments in technology; (h) the impact of the Company’s future earnings, cash flows, financial condition, capital requirements and other factors on its financial strength and flexibility; (i) new or modified statutory or regulatory requirements; (j) the successful integration of the acquired operations and technologies; (k) stakeholder, including regulator and customer, views regarding the Company’s sustainability goals and initiatives and the impact of factors outside of the Company’s control on such goals and initiatives; and (l) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission including the Company’s Form 10-K for the year ended December 31, 2024. All information in this report is as of the date of this report. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION

Date: October 27, 2025	By:	/s/ John M. Donnan
John M. Donnan Executive Vice President, Chief Administrative Officer and General Counsel